EXHIBIT C
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                                    EXHIBIT B
                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this  "Agreement"),  dated as of

----------------- , 1998, by and among Planet Polymer Technologies, Inc., a California corporation, with headquarters located at 9985 Business Park Avenue, Suite A, San Diego, California 92131 (the "Company"), and the undersigned buyer ("Buyer").

         WHEREAS:

         A. In connection with the Stock Purchase Agreement of even date herewith entered into between the Company and the Buyer (the "Stock Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Stock Purchase Agreement to issue and sell to the Buyers (i) shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), and (ii) warrants (the "Warrants"), which are exercisable for shares of the Company's common stock, no par value (such shares issued upon exercise of the Warrants to be referred to herein as the "Warrant Shares"); and

         B. To induce the Buyers to execute and deliver the Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer hereby agree as follows:

         1.       DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  a. "business day" means any day on which banks are not required or authorized to close in New York City, New York.

                  b. "Investor" means Buyer and any permitted transferee or assignee thereof to whom the Buyer assigns this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering



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         of  effectiveness of such  Registration  Statement by the United States
         Securities and Exchange Commission (the "SEC").

                  d. "Registrable Securities" means the Shares and the Warrant Shares and any shares of Common Stock issued in respect of the Shares or Warrant Shares as a result of any stock split, stock dividend, recapitalization or similar event, including without limitation the issuance of shares of common stock in satisfaction of the undersigned's rights of first refusal under Section 5 of the Stock Purchase Agreement.

                  e. "Registration Statement" or "Registration Statements" means a registration statement or statements of the Company filed under the 1933 Act.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.

         2.       REGISTRATION.

                  a. MANDATORY REGISTRATION. The Company shall use its best efforts to prepare, and, on or before April 1, 1999 (such date of filing, the "Initial Filing Date"), file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of the amount of Registrable Securities identified below, which Registration Statement(s), to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), shall state that such Registration Statement(s) also covers such indeterminate number of additional shares of Common Stock as may become issuable (i) upon conversion of the Shares or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions, (ii) by reason of changes in the exercise price of the Warrants in accordance with the terms thereof, and (iii) by reason of the exercise by Buyer of its right of first refusal as set forth in
         Section 5 of the Stock Purchase Agreement. The number of shares of Common Stock initially included in such Registration Statement(s) shall be no less than 3,000,000 shares of Common Stock that are issuable upon the Initial Filing Date and the exercise of Warrants in accordance with their terms. The Company shall use its best efforts to have such Registration Statement(s) declared effective by the SEC within ninety
         (90) days after the filing of the Registration Statement. The Company further undertakes to take all steps necessary to ensure that a Registration Statement is or Registration Statements are effective during the Registration Period (as defined below) with respect to all Registrable Securities and the resale thereof at all times during the Registration Period. Any Registration Statement(s) referred to in this
         Section 2(a) (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and approved by Buyer and its legal counsel prior to the Company's filing or other submission (such approval not to be unreasonably withheld)



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         and the  Company  will not file any  document  in a form to which  such counsel reasonably objects.

                  b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company determines to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its Common Stock (other than on Form S-4 or Form S-8 or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with employee stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under Section 2(a) written notice of such determination. If within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' reasonable good faith judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as may be determined by such managing underwriter(s); provided that no portion of the Common Stock which the Company is offering for its own account shall be excluded; provided, further that the Company shall be entitled to exclude Registrable Securities to the extent necessary to avoid breaching obligations existing prior to the date hereof to other stockholders of the Company. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to pro rata inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand or similar registration rights or whose registration rights existed prior to the date hereof. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under
         Section 2(a) hereof.

                  c. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Buyers



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         and any other  Investor of the  Registrable  Securities and the Company
         shall use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. In the event that Form S-3 is not available for sale by the Investors of the Registrable Securities, the Company shall register the sale on another appropriate form.

3.       RELATED OBLIGATIONS.

                  a. The Company shall use its best efforts to cause the Registration Statement(s) relating to Registrable Securities referred to in Section 2(a) to become effective as soon as possible after such filing, and keep the Registration Statement(s) effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Registrable Securities and (B) none of the Warrants is outstanding (the "Registration Period"), which Registration Statement(s) (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  b. In the event that the Registration Statement referred to in
         Section 2(a) has not been declared effective by the 90th day following the Initial Filing Date for failure by the Company to exercise its best efforts in pursuing such registration, for each successive 30 day period thereafter and until such Registration Statement is declared effective, the Company agrees to pay to each Buyer, as liquidated damages and not as a penalty, an amount equal to three percent (3%) of the aggregate original purchase price of the Shares purchased by such Buyer, payable in cash commencing on the 120th day following the Initial Filing Date and on every 30th day thereafter (or sooner, as provided in the next sentence) (any such payment referred to as an "Additional Payment"). On the date that such Registration Statement is declared effective, the Company shall pay to each Buyer all Additional Payments due to such Buyer, in cash, pro rata according to the number of days since the last Additional Payment (or, if no Additional Payment has been paid, since the 90th day following the Initial Closing Date).

                  c. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) referred to in Section 2(a) and the related prospectus(es) used in connection with such Registration Statement(s) as may be necessary to keep the Registration Statement(s) effective at all times during the Registration Period, and, during such period, and the Company and the Investors shall comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement(s) until such time as all such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement(s).

                  d. The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement(s) referred to in Sections 2(a) and 2(b) (i) promptly after the same as prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of such Registration Statement and any amendment thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor pursuant to such Registration Statement(s).

                  e. The Company  shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement(s) referred to in Section 2(a) under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority of the Registrable Securities being offered in connection therewith reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, or (d) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall promptly notify each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of such registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare and file a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver at least one copy and



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         such number of  additional  copies of such  supplement  or amendment to each Investor as such Investor may reasonably request. The Company shall also, within five (5) days after its release, provide to each Investor (other than Buyer and its affiliates, whose rights to receive financial and related information concerning the Company are set forth in the Stock Purchase Agreement and Warrant) a copy of the Company's Annual Report and Form 10-KSB and quarterly report on Form 10-QSB, as filed with the SEC.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                  h. The Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with a Registration Statement referred to in Section 2(b) if and only if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering ("Accountant's Comfort Letter"), addressed to the underwriters, and the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors. If, in the opinion of counsel to any Investor, such Investor could reasonably be deemed to be an underwriter (as defined in the 1933 Act) in connection with its resale of the securities under Section 2(a) hereof, such Investor may require that the Company deliver to the Investor an Accountant's Comfort Letter addressed to such Investor; provided, however, that any request by an Investor for such an Accountant's Comfort Letter may be made not more than once during any given six month period, and the Company shall not be required to expend in excess of $10,000 in accountant fees in respect of any such comfort letter.

                  i. To the extent reasonably required to satisfy their obligations, if any, as sellers of Common Stock, the Company shall make available for inspection by (i) any Investor, and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, if any, and cause the Company's officers, directors and employees to supply all such information which any
         Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other



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         information   which  the  Company   determines  in  good  faith  to  be
         confidential,   and  of  which  determination  the  Inspectors  are  so
         notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is, in the opinion of
         counsel  of  recognized   status,   required  by  law,   regulation  or
         administrative authority or such release is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in form and substance reasonably requested by the Company. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at the Investor"s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  k. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq SmallCap Market system and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  l. The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions authorizing the removal of any legends on the Registrable Securities upon the sale thereof pursuant to such Registration Statement, accompanied by any reasonably required opinion of counsel, to permit sales thereof in a timely fashion that complies with applicable securities laws and then mandated securities settlement procedures for regular way market transactions.

                  m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

                  n. The Company and the Investors shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

         4.       OTHER OBLIGATIONS.

                  a. At least five (5) business days prior to the first anticipated filing date of the Registration Statement referred to in
         Section 2, the Company shall notify each Investor of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registerable Securities from the Registration Statement.

                  c. Each Investor  agrees that, upon receipt of any notice from the  Company or the  happening  of any event of the kind  described  in
         Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement(s) covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus contemplated by Section 3(f), and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  d. No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements established by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions.

         5.       EXPENSES OF REGISTRATION.

         All reasonable expenses, other than underwriting discounts and commissions and fees and disbursements of Investors' counsel, accountants, investment bankers or other advisors or agents, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the partners, directors, officers, employees and agents of, and each person who controls, any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, and any underwriter (as defined in the 1933 Act) for the Investors, and the partners, directors, officers, employees and agents of, and each person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, attorneys' fees and expenses, amounts paid in settlement or expenses (collectively, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings in respect thereof, whether or not commenced or threatened by or before the date the Registration Statement is declared effective and whether or not an Indemnified Person is party thereto) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact therein required to be stated or necessary to make the statements therein, in light of the circumstances in which such statements were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Persons promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any related prospectus or any such amendment thereof or supplement thereto, if such Registration Statement or prospectus was timely made available by the Company pursuant to Section 3(d) hereof; (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d) hereof; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered a preliminary or final prospectus made available on a timely basis by the Company; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of Claims as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
         Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the related final prospectus, as then amended or supplemented.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party, as the case may be, shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Person or Indemnified Party unless (1) the employment of counsel by the Indemnified Person or Indemnified Party has been authorized in writing by the indemnifying party, (2) the Indemnified Person or Indemnified Party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or any other Indemnified Person or Indemnified Parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person or Indemnified Party) between the Indemnified Person or Indemnified Party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Person or Indemnified Party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such Indemnified Persons or Indemnified Party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such Claims are incurred or bills therefor are received and are due and payable.

         7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, each indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 in such proportions as shall be appropriate to reflect all equitable principles, including without limitation the relative benefits received by the relevant parties; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from the Company or any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         8.       REPORTS UNDER THE 1934 ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to use its best efforts to:

                  a. make and keep public information available as those terms are used in paragraph (a) of Rule 144;

                  b. file with the SEC in a timely manner all reports and other documents required of the Company under Section 13 or 15(d) of the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Stock Purchase Agreement).

                  c. furnish to each Investor so long as such Investor owns Registrable Securities promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements referred to in Section 8(b) above, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to have the Company register Registrable Securities pursuant to this Agreement shall be assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign the related rights and obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and to reimburse the Company for any expenses that may be incurred by the Company as a result of such assignment and transfer that would not otherwise have been incurred by the Company, including any costs associated with the amendment of any Registration Statement or prospectus, (v) such transfer shall have been made in accordance with the applicable requirements of the

Stock Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

         10.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who hold two-thirds of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. Notwithstanding the foregoing: (i) no amendment or waiver of this Agreement with respect to shares of Common Stock which have been previously sold under a Registration Statement contemplated by this Agreement shall be effective with respect to the holder of such shares who participated in such registration unless consented to this writing by such holder; and (ii) no amendment or waiver which adversely affects any holder of Registrable Securities in a manner which does not adversely affect the other holders of Registrable Securities shall be effective with respect to such holder unless consented to in writing by such holder.

         11.      MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by registered or certified mail, return receipt requested, or delivered personally or by courier and shall be effective three days after being place in the mail if mailed, or upon receipt, if delivered personally or by courier or facsimile (with a copy by U.S. mail), in each case properly addressed to the party to receive such notice. The addresses for such communications shall be:


                  If to the Company:

                           9985 Business Park Avenue
                           Suite A
                           San Diego, California 92131
                           Telephone:       619 549-5130
                           Facsimile:       619 549-5133
                           Attention:       Robert J. Petcavich

                  With Copy to:

                           Lance W. Bridges, Esq.
                           Cooley Godward, LLP
                           4365 Executive Drive
                           Suite 1100
                           San Diego, CA 92121-2128

                  If to the Buyer:

                           Agway Holdings Inc.
                           P.O. Box 4933
                           Syracuse, NY  13227-4933
                           Telephone:       315 449-6568
                           Facsimile:       315 449-7451
                           Attention:       Peter J. O'Neill, V.P.

                  With a copy to:  David M. Hayes, Esq., General Counsel

                  Each party shall provide notice to the other party of any change in address in the manner provided herein.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. This Agreement and the Stock Purchase Agreement (together with the Schedules and Exhibits thereto), the Warrant and the other agreements and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.




Dated:



AGWAY HOLDINGS INC.


By:  /s/
        ------------------------
         NAME:
         TITLE :



ACCEPTED AND AGREED:

PLANET POLYMER TECHNOLOGIES, INC.


By:  /s/
        -----------------------
         NAME:
         TITLE: